Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) to be filed on May 14, 2025, pertaining to the CNH Industrial N.V. Equity Incentive Plan of our report dated February 28, 2023, with respect to the consolidated financial statements of CNH Industrial N.V. included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois
May 14, 2025